SECURITY LIFE OF DENVER                                            1.A.(5)(a)(v)
INSURANCE COMPANY

                              INSURED:  JOHN DOE
                          POLICY DATE:  May 1, 1998
                        POLICY NUMBER:  65000001
         INITIAL STATED DEATH BENEFIT:  $100,000.00


WE AGREE TO PAY the death benefit to the beneficiary upon the death of the insured while this policy is in force.
WE ALSO AGREE to provide the other rights and benefits of the policy. These agreements are subject to the provisions of the policy.

RIGHT TO EXAMINE PERIOD. You have the right to examine and return this policy within 10 days after receipt. The policy may be returned by delivering or mailing it to us at our Customer Service Center. Immediately upon return it will be deemed void as of the policy date. Upon return of the policy to us, we will refund all premiums paid.

In this policy "you" and "your" refer to the owner of the policy. "We", "us" and "our" refer to Security Life of Denver Insurance Company.

              /s/ Gary W. Waggoner          /s/ Stephen M. Christopher
              ------------------------      ---------------------------
                    Secretary                      President

       THIS POLICY IS A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY.

DEATH BENEFITS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THESE VALUES MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DEATH BENEFITS ARE PAYABLE BY US UPON THE DEATH OF THE INSURED. THERE IS NO MATURITY DATE. FLEXIBLE PREMIUMS ARE PAYABLE BY YOU DURING THE LIFETIME OF THE INSURED UNTIL THE POLICY ANNIVERSARY NEAREST THE INSURED'S 100/TH/ BIRTHDAY.

                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                                A Stock Company

                            Customer Service Center
                   P.O. Box 173888;  Denver, Colorado  80217
                       Toll Free Number:  1(800) 848-6362

Form 2503 (VUL)-6/98

                               TABLE OF CONTENTS


SCHEDULE..................................................................................................................   5
DEFINITION OF TERMS.......................................................................................................   6

INSURANCE COVERAGE PROVISIONS.............................................................................................   7

  EFFECTIVE DATE OF COVERAGE..............................................................................................   7
  BASE DEATH BENEFIT......................................................................................................   7
  CHANGE IN REQUESTED INSURANCE COVERAGE..................................................................................   7
   Requested Increases in Coverage........................................................................................   8
   Requested Decreases in Coverage........................................................................................   8
   Death Benefit Option Changes...........................................................................................   8
  COVERAGE AFTER AGE 100..................................................................................................   8
  PAYOUT OF PROCEEDS......................................................................................................   9

PREMIUM PROVISIONS........................................................................................................   9

  INITIAL PREMIUM ALLOCATION..............................................................................................   9
  SUBSEQUENT PREMIUM ALLOCATIONS..........................................................................................  10
  CHANGES TO PREMIUM ALLOCATIONS..........................................................................................  10
  SCHEDULED PREMIUMS......................................................................................................  10
  UNSCHEDULED PREMIUMS....................................................................................................  10
  NET PREMIUM.............................................................................................................  10
  PREMIUM LIMITATION......................................................................................................  10

VARIABLE ACCOUNT PROVISION................................................................................................  11

  THE VARIABLE ACCOUNT....................................................................................................  11
  VARIABLE ACCOUNT DIVISIONS..............................................................................................  11
  CHANGES WITHIN THE VARIABLE ACCOUNT.....................................................................................  11

GENERAL ACCOUNT PROVISIONS................................................................................................  12

  THE GENERAL ACCOUNT.....................................................................................................  12
  GUARANTEED INTEREST DIVISION............................................................................................  12
  LOAN DIVISION...........................................................................................................  12


Form 2503 (VUL)-6/98

TRANSFER PROVISIONS........................................................................................................  12

ACCOUNT VALUE PROVISIONS...................................................................................................  12

  ACCOUNT VALUES ON THE INVESTMENT DATE....................................................................................  13
  ACCUMULATION UNIT VALUE..................................................................................................  13
  ACCUMULATION EXPERIENCE FACTOR...........................................................................................  13
  ACCOUNT VALUE OF THE DIVISIONS OF THE VARIABLE ACCOUNT...................................................................  13
  ACCOUNT VALUE OF THE GUARANTEED INTEREST DIVISION........................................................................  14
  ACCOUNT VALUE OF THE LOAN DIVISION.......................................................................................  14

MONTHLY DEDUCTION AND REFUND...............................................................................................  15

  MONTHLY DEDUCTION........................................................................................................  15
  COST OF INSURANCE........................................................................................................  15
  PERSISTENCY REFUND.......................................................................................................  15

LOAN PROVISIONS............................................................................................................  16

  POLICY LOANS.............................................................................................................  16
  LOAN INTEREST............................................................................................................  16
  LOAN DIVISION............................................................................................................  16

PARTIAL WITHDRAWAL PROVISIONS..............................................................................................  16

SURRENDER PROVISIONS.......................................................................................................  17

  SURRENDER VALUE..........................................................................................................  17
  BASIS OF COMPUTATIONS....................................................................................................  17
  FULL SURRENDERS..........................................................................................................  17

GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS.....................................................................  18

  GRACE PERIOD.............................................................................................................  18
  THREE YEAR CONTINUATION PERIOD...........................................................................................  18
  GUARANTEE PERIOD.........................................................................................................  19
  TERMINATION..............................................................................................................  19
  REINSTATEMENT............................................................................................................  19
  DEFERRAL OF PAYMENT......................................................................................................  20

Form 2503 (VUL)-6/98

GENERAL POLICY PROVISIONS..................................................................................................  20

  THE POLICY...............................................................................................................  20
  AGE......................................................................................................................  20
  PROCEDURES...............................................................................................................  21
  OWNERSHIP................................................................................................................  21
  BENEFICIARIES............................................................................................................  21
  EXCHANGE RIGHT...........................................................................................................  21
  COLLATERAL ASSIGNMENT....................................................................................................  21
  INCONTESTABILITY.........................................................................................................  21
  MISSTATEMENT OF AGE OR SEX...............................................................................................  22
  SUICIDE EXCLUSION........................................................................................................  22
  PERIODIC REPORTS.........................................................................................................  22
  ILLUSTRATION OF BENEFITS AND VALUES......................................................................................  22
  NONPARTICIPATING.........................................................................................................  22
  CUSTOMER SERVICE CENTER..................................................................................................  22

PAYOUTS OTHER THAN AS ONE SUM..............................................................................................  23

  ELECTION.................................................................................................................  23
  PAYOUT OPTIONS...........................................................................................................  23
  CHANGE AND WITHDRAWAL....................................................................................................  23
  EXCESS INTEREST..........................................................................................................  24
  MINIMUM AMOUNTS..........................................................................................................  24
  SUPPLEMENTARY POLICY.....................................................................................................  24
  INCOME PROTECTION........................................................................................................  24
  DEATH OF PRIMARY PAYEE...................................................................................................  24
  PAYMENTS OTHER THAN MONTHLY..............................................................................................  24

SETTLEMENT OPTION TABLES...................................................................................................  25

Additional benefits or riders, if any, will be listed in the schedule. The additional provisions will be inserted in the policy.


Form 2503 (VUL)-6/98

                                    SCHEDULE
                         (Schedule Date:  May 1, 1998)

                               POLICY INFORMATION

Policy Number                65000001           Initial Stated Death Benefit             $100,000.00


Insured                      JOHN DOE
                                                Death Benefit Option                     OPTION 1


Age And Sex                  35, Male           Minimum Annual Premium                   $365.76


Premium Class                Non-Smoker         Guarantee Period Annual Premium


Policy Date                  May 1, 1998        Initial Scheduled Premium                $1,600.00. Annually



Definition of Life Insurance Test        Guideline Premium/Cash Value Corridor Test


CUSTOMER SERVICE CENTER:                  P.O. Box 173888, Denver, Colorado  80217-3888

Coverage will expire if premiums are insufficient to continue coverage. Coverage will also be affected by Partial Withdrawals, Policy Loans, changes in the current cost of insurance rates, the actual credited interest rate for the Guaranteed Interest Division and the investment experience of the Variable Account.



Form 2503 (VUL)-6/98

                                BENEFIT PROFILE

-----------------------------------------------------------------------------------------------------------------------------
                                                            Segment                          Guideline          Segment
                                        Benefit              Issue          Effective         Annual            Target
         Description                    Amount                Age             Date           Premium            Premium
-----------------------------------------------------------------------------------------------------------------------------
Stated Death Benefit (Segment #1)       $100,000.00           35           May 1, 1998        $1,445.24          $3,981.00
-----------------------------------------------------------------------------------------------------------------------------



Form 2503 (VUL)-6/98
Page 5A

EXPENSE CHARGES

A.   PREMIUM EXPENSE CHARGES (As a Percent of all premiums) -   Premium expense
     charges will equal the sum of the following:

         1. Sales Load:

                                       Premiums Paid                    Premiums Paid in
                               Up to Segment Target Premium     Excess of Segment Target Premium
                Years  1-10                12%                                3%
                Years  11+                  3%                                3%


       2.  State and Local Taxes:                     2.5%
       3.  Federal Deferred Acquisition Cost Tax:     1.5%

       We reserve the right to increase or decrease the premium expense charges for taxes due to any change in tax law. We further reserve the right to increase or decrease the premium expense charges for federal deferred acquisition cost taxes due to any change in the cost to us.

B.   MONTHLY EXPENSE CHARGES -   Monthly expense charges will equal the sum of
                                 the following:


        Initial Policy Charge:         $13 per month for the first 36 months
                                       $3 per month thereafter

        Monthly Administrative Charge: $0.025 per thousand of Stated Death
                                           Benefit (or Target Death Benefit,
                                           if greater), for all years.



ANNUAL MORTALITY AND EXPENSE RISK CHARGE (Based on the percentage of assets in each Variable Account Division)

     Mortality And Expense Risk Charge:  0.75%



Form 2503 (VUL)-6/98
Page 5B

POLICYHOLDER TRANSACTION CHARGES

            Requests for Sales Illustrations:        First illustration each year is free of charge; thereafter $25 for each illustration requested.
              Partial Withdrawal Service Fee:        See below
            Other Policy Transaction Charges:        The charges for transfers between divisions of the Variable Account or between the Guaranteed Interest Division and the Variable Account Divisions; charges for premium allocation changes; and charges for other Variable Account management functions are governed by the Prospectus in effect at the time of the transaction.
POLICY LOANS

                                  Policy Loan Interest Rate:    4.75% per year
         Guaranteed Interest Rate Credited to Loan Division:    4.00% per year
                                        Minimum Loan Amount:    $100
                                        Maximum Loan Amount:    Refer to the Loan Provisions section

PARTIAL WITHDRAWALS

                          Minimum Partial Withdrawal Amount:    $100
                          Maximum Partial Withdrawal Amount:    Amount which will leave $500 as the Net Account Value
                             Partial Withdrawal Service Fee:    $ 25
                               Limit on Partial Withdrawals:    One per policy year

GUARANTEED INTEREST DIVISION

     Guaranteed Interest Rate For Guaranteed Interest Division:  4.00% per year


Form 2503 (VUL)-6/98
Page 5C

To comply with the Definition of Life Insurance Test you have elected, the policy's Base Death Benefit at any time will be at least equal to the Account Value times the appropriate factor from this table.

          DEFINITION OF LIFE INSURANCE DEATH BENEFIT FACTORS BASED ON
                  GUIDELINE PREMIUM / CASH VALUE CORRIDOR TEST

   -----------------------------------------------------------------------------------------------------------------------
      ATTAINED     FACTOR      ATTAINED      FACTOR       ATTAINED         FACTOR           ATTAINED          FACTOR
        AGE                      AGE                         AGE                               AGE
   -----------------------------------------------------------------------------------------------------------------------
           0         2.50         25           2.50          50              1.85               75              1.05
   -----------------------------------------------------------------------------------------------------------------------
           1         2.50         26           2.50          51              1.78               76              1.05
   -----------------------------------------------------------------------------------------------------------------------
           2         2.50         27           2.50          52              1.71               77              1.05
   -----------------------------------------------------------------------------------------------------------------------
           3         2.50         28           2.50          53              1.64               78              1.05
   -----------------------------------------------------------------------------------------------------------------------
           4         2.50         29           2.50          54              1.57               79              1.05
   -----------------------------------------------------------------------------------------------------------------------
   -----------------------------------------------------------------------------------------------------------------------
           5         2.50         30           2.50          55              1.50               80              1.05
   -----------------------------------------------------------------------------------------------------------------------
           6         2.50         31           2.50          56              1.46               81              1.05
   -----------------------------------------------------------------------------------------------------------------------
           7         2.50         32           2.50          57              1.42               82              1.05
   -----------------------------------------------------------------------------------------------------------------------
           8         2.50         33           2.50          58              1.38               83              1.05
   -----------------------------------------------------------------------------------------------------------------------
           9         2.50         34           2.50          59              1.34               84              1.05
   -----------------------------------------------------------------------------------------------------------------------
   -----------------------------------------------------------------------------------------------------------------------
           10        2.50         35           2.50          60              1.30               85              1.05
   -----------------------------------------------------------------------------------------------------------------------
           11        2.50         36           2.50          61              1.28               86              1.05
   -----------------------------------------------------------------------------------------------------------------------
           12        2.50         37           2.50          62              1.26               87              1.05
   -----------------------------------------------------------------------------------------------------------------------
           13        2.50         38           2.50          63              1.24               88              1.05
   -----------------------------------------------------------------------------------------------------------------------
           14        2.50         39           2.50          64              1.22               89              1.05
   -----------------------------------------------------------------------------------------------------------------------
   -----------------------------------------------------------------------------------------------------------------------
           15        2.50         40           2.50          65              1.20               90              1.05
   -----------------------------------------------------------------------------------------------------------------------
           16        2.50         41           2.43          66              1.19               91              1.04
   -----------------------------------------------------------------------------------------------------------------------
           17        2.50         42           2.36          67              1.18               92              1.03
   -----------------------------------------------------------------------------------------------------------------------
           18        2.50         43           2.29          68              1.17               93              1.02
   -----------------------------------------------------------------------------------------------------------------------
           19        2.50         44           2.22          69              1.16               94              1.01
   -----------------------------------------------------------------------------------------------------------------------
   -----------------------------------------------------------------------------------------------------------------------
           20        2.50         45           2.15          70              1.15               95              1.00
   -----------------------------------------------------------------------------------------------------------------------
           21        2.50         46           2.09          71              1.13               96              1.00
   -----------------------------------------------------------------------------------------------------------------------
           22        2.50         47           2.03          72              1.11               97              1.00
   -----------------------------------------------------------------------------------------------------------------------
           23        2.50         48           1.97          73              1.09               98              1.00
   -----------------------------------------------------------------------------------------------------------------------
           24        2.50         49           1.91          74              1.07               99              1.00
   -----------------------------------------------------------------------------------------------------------------------
                                                                                               100 and          1.00
                                                                                                older
   -----------------------------------------------------------------------------------------------------------------------


Form 2503 (VUL)-6/98
Page 5D

                           TABLE OF GUARANTEED RATES
             Guaranteed Maximum Cost of Insurance Rates Per $1000
                                    (Basic)

--------------------------------------------------------------------------------------------------------------------------------
Attained       Monthly Cost of       Attained     Monthly Cost of    Attained   Monthly Cost of  Attained Age   Monthly Cost of
  Age          Insurance Rate           Age       Insurance Rate        Age     Insurance Rate      Age         Insurance Rate
--------------------------------------------------------------------------------------------------------------------------------
  0               0.34845              26           0.14419             51        0.60870            76           5.91225
--------------------------------------------------------------------------------------------------------------------------------
  1               0.08917              27           0.14252             52        0.66377            77           6.46824
--------------------------------------------------------------------------------------------------------------------------------
  2               0.08251              28           0.14169             53        0.72636            78           7.04089
--------------------------------------------------------------------------------------------------------------------------------
  3               0.08167              29           0.14252             54        0.79730            79           7.64551
--------------------------------------------------------------------------------------------------------------------------------
  4               0.07917              30           0.14419             55        0.87326            80           8.30507
--------------------------------------------------------------------------------------------------------------------------------
  5               0.07501              31           0.14836             56        0.95591            81           9.03761
--------------------------------------------------------------------------------------------------------------------------------
  6               0.07167              32           0.15252             57        1.04192            82           9.86724
--------------------------------------------------------------------------------------------------------------------------------
  7               0.06667              33           0.15919             58        1.13378            83          10.80381
--------------------------------------------------------------------------------------------------------------------------------
  8               0.06334              34           0.16669             59        1.23235            84          11.82571
--------------------------------------------------------------------------------------------------------------------------------
  9               0.06167              35           0.17586             60        1.34180            85          12.91039
--------------------------------------------------------------------------------------------------------------------------------
  10              0.06084              36           0.18670             61        1.46381            86          14.03509
--------------------------------------------------------------------------------------------------------------------------------
  11              0.06417              37           0.20004             62        1.60173            87          15.18978
--------------------------------------------------------------------------------------------------------------------------------
  12              0.07084              38           0.21505             63        1.75809            88          16.36948
--------------------------------------------------------------------------------------------------------------------------------
  13              0.08251              39           0.23255             64        1.93206            89          17.57781
--------------------------------------------------------------------------------------------------------------------------------
  14              0.09584              40           0.25173             65        2.12283            90          18.82881
--------------------------------------------------------------------------------------------------------------------------------
  15              0.11085              41           0.27424             66        2.32623            91          20.14619
--------------------------------------------------------------------------------------------------------------------------------
  16              0.12585              42           0.29675             67        2.54312            92          21.57655
--------------------------------------------------------------------------------------------------------------------------------
  17              0.13919              43           0.32260             68        2.77350            93          23.20196
--------------------------------------------------------------------------------------------------------------------------------
  18              0.14836              44           0.34929             69        3.02328            94          25.28174
--------------------------------------------------------------------------------------------------------------------------------
  19              0.15502              45           0.37931             70        3.30338            95          28.27411
--------------------------------------------------------------------------------------------------------------------------------
  20              0.15836              46           0.41017             71        3.62140            96          33.10676
--------------------------------------------------------------------------------------------------------------------------------
  21              0.15919              47           0.44353             72        3.98666            97          41.68475
--------------------------------------------------------------------------------------------------------------------------------
  22              0.15752              48           0.47856             73        4.40599            98          58.01259
--------------------------------------------------------------------------------------------------------------------------------
  23              0.15502              49           0.51777             74        4.87280            99          83.33333
--------------------------------------------------------------------------------------------------------------------------------
  24              0.15169              50           0.55948             75        5.37793
--------------------------------------------------------------------------------------------------------------------------------
  25              0.14752
--------------------------------------------------------------------------------------------------------------------------------

The rates shown are for a standard rate class. If the policy is based on a special rate class (other than standard), the maximum cost of insurance rates will be adjusted using the rating factor shown in the Benefit Profile of the Schedule for the special class. If the special rate class is a stated percentage increase, the maximum cost of insurance rates will be determined by multiplying the rates for a standard rate class shown above by the rating factor shown in the Benefit Profile of the Schedule. If the special rate class is a flat amount per $1,000, the maximum cost of insurance rates will be determined by adding the flat amount per $1,000 shown in the Benefit Profile of the Schedule to the rate per $1,000 for the standard rate class shown above. The rates shown above are based on the 1980 Commissioners' Standard Ordinary Male Smoker Composite Mortality Table, age nearest birthday.



Form 2503 (VUL)-6/98
Page 5E

                              DEFINITION OF TERMS

ACCOUNT VALUE - The sum of the amounts allocated to the       |    policy is mailed from our Customer Service Center plus five
Divisions of the Variable Account and to the Guaranteed       |    days and the Right to Examine Period.
Interest Division, as well as any amount set aside in the     |
Loan Division to secure a Policy Loan.                        |    INVESTMENT DATE -The date we allocate funds to your policy.
                                                              |    We will allocate the initial Net Premium to your policy
ACCUMULATION UNIT - A unit of measurement used to             |    on the Valuation Date immediately following the latest
calculate the Account Value in each Division of the           |    of the date:  (1)  we receive the amount of premium required
Variable Account.                                             |    for coverage to begin under the Policy; (2) we have approved
                                                              |    the policy for issue; and (3) all issue requirements have
ACCUMULATION UNIT VALUE - The value of an Accumulation        |    been met and received in our Customer Service Center.
Unit of each Division of the Variable Account.  The           |
Accumulation Unit Value is determined as of each              |    LOAN DIVISION - Part of our General Account in which funds
Valuation Date.                                               |    are set aside to secure any outstanding Policy Loan and
                                                              |    accrued loan interest when due.
BASE DEATH BENEFIT -  The amount of your Account Value        |
plus any refund of sales load due.                            |    MONTHLY PROCESSING DATE - The date each month on which the
                                                              |    monthly deductions from the Account Value are due.  The
CASH SURRENDER VALUE - The amount of your Account Value       |    first Monthly Processing Date will be the policy date or
plus any refund of sales load due.                            |    the Investment Date, if later.  Subsequent Monthly Processing
                                                              |    Dates will be the same date as the policy date each month
CUSTOMER SERVICE CENTER - Our administrative office whose     |    thereafter unless this is not a Valuation Date, in which case
address is P.O. Box 173888, Denver, CO 80217.                 |    the Monthly Processing Date occurs on the next Valuation Date.
                                                              |
DIVISION(S) OF THE VARIABLE ACCOUNT - The investment options  |    NET ACCOUNT VALUE - The amount of the Account Value minus any
available, each of which invests in shares of one of the      |    Policy Loan and accrued loan interest.
investment portfolios.                                        |
                                                              |    NET CASH SURRENDER VALUE - The amount of the Cash Surrender
GENERAL ACCOUNT - The account which contains all of our       |    Value minus any Policy Loan and accrued loan interest.
assets other than those held in the variable account or       |
our other separate accounts.                                  |    NET PREMIUM - The Net Premium equals the premium paid minus
                                                              |    the premium expense charges shown in the Schedule.  These
GUARANTEED INTEREST DIVISION - Part of our General Account    |    charges are deducted from the premiums before the premium is
to which a portion of the Account Value may be allocated      |    applied to your Account Value.
and which provides guarantees of principal and interest.      |
                                                              |    PARTIAL WITHDRAWAL - The withdrawal of a portion of your
GUIDELINE ANNUAL PREMIUM -  The premium used to calculate     |    Net Account Value from the policy.  The Partial Withdrawal
how Net Premium is allocated to each segment of Stated        |    may reduce the amount of Base Death Benefit in force.
Death Benefit and to determine any persistency refund.        |
                                                              |    POLICY LOAN - The sum of amounts you have borrowed from
INITIAL PERIOD - The Initial Period ends on the earlier of:   |    your policy, increased by any Policy Loan interest
(a)  the date this policy was delivered to you plus the Right |    capitalized when due, and reduced by any Policy Loan
to Examine Period, so long as we receive notice of the        |    repayments.
delivery date at our Customer Service Center before the date  |
defined in (b), or (b)  the date this                         |



Form 2503 (VUL)-6/98

RIGHT TO EXAMINE PERIOD - The period of time within which     |    decrease or when a transaction on the policy causes it
the owner may examine the policy and return it for a refund.  |    to change (for example, a partial withdrawal under an
                                                              |    Option 1 Base Death Benefit may cause the Stated
SCHEDULED PREMIUM - The premium amount which you specify on   |    Death Benefit to change).
the application as the amount you intend to pay at fixed      |
intervals over a specified period of time. Premiums may be    |    TARGET DEATH BENEFIT - The Target Death Benefit for your
paid on a quarterly, semiannual, or annual basis, as you      |    policy is defined in the Adjustable Term Rider, if any,
determine.  You need not pay the Scheduled Premium, and you   |    attached to the policy.
may change it at any time.  Also, within limits, you may pay  |
less or more than the Scheduled Premium.                      |    VALUATION DATE -  Each date as of which the net asset
                                                              |    value of the shares of the investment portfolios and
SEGMENT - The Stated Death Benefit shown on the Benefit       |    unit values of the Divisions are determined,
Profile of the Schedule is the initial Segment, or Segment 1. |
Each increase in the Stated Death Benefit (other than an      |    Except for days that a Division's corresponding
option change) is a new Segment. Each new Segment will be     |    portfolio does not value its shares, a Valuation
shown separately on the Benefit Profile of the Schedule.      |    Date is any day:
The first year for a Segment begins on the effective date     |
of the Segment and ends one year later.  Each subsequent      |    (a)     The New York Stock Exchange ("NYSE") is
year begins at the end of the prior Segment year.  Each       |    open for trading and on which Security Life's
new  Segment may be subject to new expense charges, cost      |    Customer Service Center is open for business; or
of insurance charges and incontestability and suicide         |    (b)      as may be required by law.
exclusion periods.                                            |
                                                              |    VALUATION PERIOD - The period which begins at 4:00 p.m.
STATED DEATH BENEFIT -The sum of the  Segments under the      |    Eastern Time on Valuation Date and ends at 4:00 p.m.
policy. The Stated Death Benefit changes when there is an     |    Eastern Time on the next succeeding Valuation Date.
increase or a                                                 |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |
                                                              |


Form 2503 (VUL)-6/98
Page 6a

                         INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE OF COVERAGE

The policy date shown in the Schedule is the effective date for all coverage provided in the original application. The effective date is subject to the payment of the amount of premium required for coverage to begin under the Policy and the acceptance of the policy by you during the continued insurability of all persons insured by this policy and any riders attached. The policy date is the date from which we measure policy years and determine the Monthly Processing Date. Monthly Processing Dates are the same calendar day of each month as the policy date unless this is not a Valuation Date in which case the Monthly Processing Date occurs on the next Valuation Date. A policy anniversary occurs each year on the same month and day as the policy date unless this is not a Valuation Date in which case the policy anniversary occurs on the next Valuation Date. The effective date for new Segments and additional benefits is shown in the Schedule.

BASE DEATH BENEFIT

The Base Death Benefit will be, at any time, determined as follows:

Option 1: Under Option 1, the Base Death Benefit  is the greater of:

          (a) the Stated Death Benefit; or
          (b) your Account Value multiplied by the appropriate factor from the Definition of Life Insurance Factors shown in the schedule.

Option 2: Under Option 2, the Base Death Benefit is the greater of:

          (a) the Stated Death Benefit plus the Account Value, or
          (b) your Account Value multiplied by the appropriate factor from the Definition of Life Insurance Factors shown in the schedule.

The Stated Death Benefit and the death benefit option are shown in the Schedule pages.

This policy is designed to qualify as a life insurance contract under the Internal Revenue Code. All terms and provisions of the policy shall be construed in a manner consistent with that design. The Base Death Benefit in force at any time shall not be less than the amount of insurance necessary to achieve such qualification under the applicable provisions of the Internal Revenue Code in existence at the time the policy is issued. We reserve the right to amend the policy or adjust the amount of insurance when required. We will send you a copy of any policy amendment.

CHANGE IN REQUESTED INSURANCE COVERAGE

You may request that the insurance coverage be increased or decreased.
Decreases are not allowed before the first policy anniversary. The change in coverage may not be for an amount less than $1,000. The effective date of the change will be the monthly anniversary immediately following the date your written application is approved by us. After any change to the Stated Death Benefit, you will receive an amended Schedule reflecting the change, the benefit under any riders, if applicable, the guaranteed cost of insurance rates, the Guideline Annual Premium, and the new target premium.

REQUESTED INCREASES IN COVERAGE

Subject to our limits, you may request an increase in the Stated Death Benefit. An increase will become effective as of the monthly anniversary after we have approved your application for increase. You must provide evidence satisfactory to us that the insured is insurable according to our normal rules of underwriting for this type of policy. This evidence will include an application and may include required medical information. An

Form 2503 (VUL)-6/98
increase will consist of a new Segment of Stated Death Benefit. Each new Segment will result in a new sales load which will be deducted from the premium allocated to the new Segment. The new Segment may also be subject to new monthly expense charges, guaranteed minimum death benefit charges, cost of insurance charges and incontestability and suicide exclusion periods.

REQUESTED DECREASES IN COVERAGE

After the first policy anniversary, you may request a decrease in the Stated Death Benefit. A decrease will be effective as of the monthly anniversary immediately following the date your written application is approved by us. A decrease will first reduce Adjustable Term Insurance Rider coverage, if any is attached to your policy, and will then reduce each of the Stated Death Benefit Segments in the same proportion as the Stated Death Benefit is reduced.

The Stated Death Benefit after any change must equal at least the lesser of the Initial stated Death Benefit or $50,000.

DEATH BENEFIT OPTION CHANGES

Beginning with the first policy anniversary and ending with the policy anniversary nearest the Insured's 100/th/ birthday, you may request a change to the death benefit option. Changes must be requested at least 30 days prior to the policy anniversary. The change will be effective as of the policy anniversary. A death benefit option change applies to the entire Stated Death Benefit. For us to approve a change to the death benefit option from Option 1 to Option 2, you must submit evidence to us that the insured is insurable according to our normal rules of underwriting for this type of policy. This evidence will include an application and may include required medical information. We may not allow any change if it would reduce the Stated Death Benefit below the minimum we require to issue this policy at the time of reduction. After the effective date of the change, the Stated Death Benefit will be changed according to the following table:

        OPTION CHANGE
         FROM                         TO        STATED DEATH BENEFIT FOLLOWING CHANGE EQUALS:

        Option 1                    Option 2    Stated Death Benefit prior to such change minus your Account Value as of the effective date of  the change.
        Option 2                    Option 1    Stated Death Benefit prior to such change plus your Account Value as of the effective date of the change.

For purposes of death benefit option changes, your Account Value will be allocated to each Segment in the same proportion that the Segment bears to the Stated Death Benefit as of the effective date of the change.

CONTINUATION OF COVERAGE AFTER AGE 100

If the policy is in force on the policy anniversary nearest the Insured's 100/th/ birthday, the policy will continue pursuant to the terms of the policy, except: on this date, the following will occur: (1) if an Adjustable Term Rider (ATR) is attached to the policy, the Target Death Benefit defined in the ATR will become the Stated Death Benefit for the policy and the ATR will terminate; (2) All other riders attached to the policy will also terminate; (3) the portion of your Account Value invested in the divisions of the Variable Account will be transferred into the Guaranteed Interest Division and no further investment in the divisions of the Variable Account will be allowed;. and (4) If the death benefit option in force on the policy is Option II, the policy will be converted to death benefit option 1 in accordance with the procedures outlined in the Death Benefit Option Changes provision of the policy and no further changes will be allowed to the death benefit option.


Form 2503 (VUL)-6/98

After the policy anniversary nearest the Insured's 100/th/ birthday, no further premiums will be accepted and no monthly deductions will be made. However, a one time administrative fee of $200 will be charged against the policy's Account. We will continue to credit interest to the Account Value. Policy loans and withdrawals continue to be available. Any existing policy loan will continue. Policy loan interest will continue to accrue. Payments on policy loans and policy loan interest will be accepted. The policy will enter the 61-day grace period if the surrender value is zero or less.

PAYOUT OF PROCEEDS

The proceeds is the amount we will pay:

          a)   upon surrender of the policy, or
          b)   upon the death of the insured.

The proceeds upon surrender of this policy will be the Net Cash Surrender Value. The insured's age is the age listed in the Schedule increased by the number of completed policy years since the policy date. The amount of proceeds payable upon the death of the insured will be the Base Death Benefit in effect on the date of the insured's death; plus any amounts payable from any additional benefits provided by rider; minus any outstanding Policy Loan including accrued but unpaid interest; minus any unpaid monthly deductions incurred prior to the date of the insured's death, plus any premiums received after the date of the insured's death. The calculation of the death benefit will be computed as of the date of the insured's death.

We will determine the amount of proceeds payable upon the death of the insured when we have received due proof of death satisfactory to us and any other information which is necessary to process the claim. Any proceeds we pay are subject to adjustments as provided in the Misstatement of Age or Sex, Suicide Exclusion and Incontestability provisions.

We will pay proceeds in one sum unless you request an alternate form of payment. There are many possible methods of payment. The available payout options are described in the Payouts Other Than As One Sum provision. Contact us or your registered representative for additional information. Interest will be paid on the one sum death proceeds from the date of the insured's death to the date of payment, or until a payout option is selected. Interest will be at the rate we declare, or at any higher rate required by law.


                               PREMIUM PROVISIONS

INITIAL PREMIUM ALLOCATION

If the Initial Period has not ended on the Investment Date, Net Premium amounts designated for allocation to divisions of the Variable Account will be allocated to the money market division and any Net Premium amount designated for allocation to the Guaranteed Interest Division will be allocated to that division. On the Valuation Date immediately following the end of the Initial Period, the balance of the money market division will be transferred to the other divisions of the Variable Account according to the allocations shown in your latest instructions received at our Customer Service Center. The amounts allocated to the Guaranteed Interest Division will remain in that division.

If the Initial Period has ended on the Investment Date, Net Premium amounts will be allocated to divisions of the Variable Account and/or Guaranteed Interest Division in accordance with the allocation shown in your latest instructions received at our Customer Service Center.


Form 2503 (VUL)-6/98

SUBSEQUENT PREMIUM ALLOCATIONS

After the initial premium allocation, all future scheduled and unscheduled premiums will be allocated to the investment divisions in accordance with the allocation shown in the latest instructions received at our Customer Service Center (unless you otherwise specify in writing) on the Valuation date immediately following our receipt of the premium at our Customer Service Center.

CHANGES TO PREMIUM ALLOCATIONS

You may change your premium allocation in accordance with the instructions included in your annual policy prospectus. If the change causes a premium allocation charge to be incurred according to the schedule, we will deduct the charge from the divisions of the Variable Account and the Guaranteed Interest Division in the same proportion that your Account Value of each Division bears to your Net Account Value. The amount of this charge is shown in the Schedule.

SCHEDULED PREMIUMS

The Scheduled Premium as shown in the Schedule may be paid while this policy is in force prior to the policy anniversary nearest the Insured's 100/th/ birthday. You may increase or decrease the amount of the Scheduled Premium, subject to limits we may set and provisions in the Premium Limitation provision. Under conditions provided in the Grace Period provision and the Guarantee Period provision, you may be required to make premium payments to keep the policy in force. You may pay premiums on a monthly basis through an automated payment facility. All payment modes are subject to our minimum requirements for the payment mode selected.

UNSCHEDULED PREMIUMS

You may make unscheduled premium payments at any time the policy is in force prior to the policy anniversary nearest the Insured's 100/th/ birthday, subject to the Premium Limitation provision. Unless you tell us otherwise, these premium payments will first be applied to reduce or pay off any existing Policy Loan and, as such, premium expense charges will not be deducted. We may limit the amount of such unscheduled premium payments if the payment would result in an increase in the Base Death Benefit. If the net amount at risk is increased as a result of an unscheduled premium, we may require evidence of insurability satisfactory to us that the insured is insurable according to our normal rules of underwriting for this type of policy. This evidence will include an application and may include required medical information. The net amount at risk is the difference between the Base Death Benefit and your Account Value.

NET PREMIUM

The Net Premium equals the premium paid minus the premium expense charges shown in the Schedule. Premiums allocated to a new Segment will be subject to a new sales load. Premiums are allocated in the same proportion that the Guideline Annual Premium of each Segment bears to the sum of the Guideline Annual Premiums of all Segments. The Guideline Annual Premium for each Segment is shown in the Schedule. The target premium for each Segment is also shown in the Schedule.

PREMIUM LIMITATION

If the Definition of Life Insurance test used for your policy is the Guideline Premium/Cash Value Corridor Test, we will not accept any premium that causes your policy not to qualify as a life insurance policy under the Internal Revenue Code. No premium may be paid after the Insured's death.


Form 2503 (VUL)-6/98

                           VARIABLE ACCOUNT PROVISION

THE VARIABLE ACCOUNT

The Variable Account is an account established by us, pursuant to the laws of the State of Colorado, to separate the assets funding the benefits for the class of policies to which this policy belongs from the other assets of Security Life of Denver Insurance Company.

The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940. All income, gains and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to income, gains or losses of our General Account. The assets of the Variable Account are our property but are separate from our General Account and our other Variable Accounts. That portion of the assets of the Variable Account which is equal to the reserves and other policy liabilities with respect to the Variable Account is not subject to creditor claims against us.

VARIABLE ACCOUNT DIVISIONS

The Variable Account is divided into divisions, each of which invests in a series fund portfolio designed to meet the objectives of the division. The current eligible divisions are shown in your annual policy prospectus. We may, from time to time, add additional divisions. If we do, you may be permitted to select from these other divisions subject to the terms and conditions we may impose on those allocations.

We reserve the right to limit the number of divisions in which you may invest over the life of the policy. This limit, if any, will be listed in the updated policy prospectus provided to you each year.

CHANGES WITHIN THE VARIABLE ACCOUNT

When permitted by law, and subject to any required notice to you and approval of the Securities and Exchange Commission ("SEC"), state regulatory authorities or policy owners, we may from time to time make the following changes to the Variable Account:

     . Make additional divisions available. These divisions will invest in investment portfolios we find suitable for the policy.

     . Eliminate divisions from the Variable Account, combine 2 or more divisions, or substitute a new portfolio for the portfolio in which a division invests. A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of the policy. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions. This may also happen if the portfolio is no longer available for investment, or for some other reason, such as a declining asset base.

     . Transfer assets of the Variable Account , which we determine to be associated with the class of policies to which your policy belongs, to another Variable Account.

     . Withdraw the Variable Account from registration under the Investment Company Act of 1940.

     . Operate the Variable Account as a management investment company under the Investment Company Act of 1940.

     . Cause one or more divisions to invest in a mutual fund other than or in addition to the portfolios.

     .  Discontinue the sale of policies.
     . Terminate any employer or plan trustee agreement with us pursuant to its terms.


Form 2503 (VUL)-6/98

     .  Restrict or eliminate any voting rights as to the Variable Account.

     . Make any changes required by the Investment Company Act of 1940 or the rules or regulations thereunder.

                           GENERAL ACCOUNT PROVISIONS

THE GENERAL ACCOUNT

The General Account holds all of our assets other than those held in the Variable Account or our other separate accounts. The Guaranteed Interest Division is a part of our General Account.

GUARANTEED INTEREST DIVISION

The Guaranteed Interest Division is another division to which you may allocate premium or make transfers. The Account Value of the Guaranteed Interest Division is equal to the Net Premium allocated to this division plus any earned interest minus deductions taken from this division. Interest is credited at the guaranteed rate shown in the schedule or may be credited at a higher rate. Any higher rate is guaranteed to be in effect for at least 12 months.

LOAN DIVISION
The Loan Division is the account which is set aside to secure the Policy Loan, if any. See the Loan Provision section for information.

                              TRANSFER PROVISIONS

After the Initial Period and until the policy anniversary nearest the Insured's 100/th/ birthday, your Account Value in each division may be transferred to any other division of the Variable Account or to the Guaranteed Interest Division upon your request. On the policy anniversary nearest the Insured's 100/th/ birthday your account value in each division of the Variable Account will be transferred into the guaranteed Interest Division and no further transfers will be allowed. One transfer from the Guaranteed Interest Division into the Variable divisions may be made during the first 30 days of each policy year. Additional limitations, requirements and charges for transfers will be listed in and governed by your annual policy prospectus in effect at the time of the transfer. We reserve the right to modify these limitations, requirements, and charges from time to time.

                            ACCOUNT VALUE PROVISIONS

The Account Value is the sum of the current amounts allocated to the divisions of the Variable Account and to the Guaranteed Interest Division plus your balance in the Loan Division.



Form 2503 (VUL)-6/98

The Account Value is based on the amount and number of premiums paid, policy and rider charges assessed, loans and withdrawals taken, monthly deductions, premium expense charges, transaction charges, and the investment experience or credited interest of the division to which your Account Value is allocated.

Your Net Account Value is equal to your Account Value minus any Policy Loan and accrued but unpaid loan interest.

ACCOUNT VALUES ON THE INVESTMENT DATE

The Account Value of each division of the Variable Account and the Guaranteed Interest Division as of the Investment Date is equal to:

     a)  The allocation to that division of the first Net Premium paid; minus
     b) The portion of any monthly deductions due on the Investment Date allocated to that division.

ACCUMULATION UNIT VALUE

The investment experience of a division of the Variable Account is determined as of each Valuation Date. We use an Accumulation Unit Value to measure the experience of each of the Variable Account Divisions during a Valuation Period. We set the Accumulation Unit Value at $10 on the Valuation Date when the first investments in each division of the Variable Account are made. The Accumulation Unit Value for a Valuation Period equals the Accumulation Unit Value for the preceding Valuation Period multiplied by the Accumulation Experience Factor defined below for the Valuation Period.

The number of units for a given transaction related to a division of the Variable Account as of a Valuation Date is determined by dividing the dollar value of that transaction by that division's Accumulation Unit Value for that date.

ACCUMULATION EXPERIENCE FACTOR

For each division of the Variable Account, the Accumulation Experience Factor reflects the investment experience of the portfolio in which that division invests and the charges assessed against that division for a Valuation Period. The Accumulation Experience Factor is calculated as follows:

     a) The net asset value of the portfolio in which that division invests as of the end of the current Valuation Period; plus
     b) The amount of any dividend or capital gains distribution declared and reinvested in the portfolio in which that division invests during the current Valuation Period; minus
     c)  A charge for taxes, if any.
     d) The result of (a), (b) and (c) divided by the net asset value of the portfolio in which that division invests as of the end of the preceding Valuation Period; minus
     e) The daily equivalent of the annual mortality and expense risk charge shown in the Schedule for each day in the current Valuation Period.

ACCOUNT VALUE OF THE DIVISIONS OF THE VARIABLE ACCOUNT

On subsequent Valuation Dates after the Investment Date, your Account Value of each division of the Variable Account is calculated as follows:

     a) The number of Accumulation Units in that division as of the beginning of the current Valuation Period multiplied by that division's Accumulation Unit Value for the current Valuation Period; plus
     b) Any additional Net Premiums allocated to that division during the current Valuation Period; plus


Form 2503 (VUL)-6/98

     c) Any Account Value transferred to or minus any Account Value transferred from the Variable Division during the current Valuation Period (including the applicable portion of any transfer fee); minus
     d) Any Partial Withdrawals allocated to that division and any applicable withdrawal service fees which are allocated to the Variable division during the current Valuation Period; plus
     e) Any amounts released from the Loan Division as a result of a loan or loan interest payment, or minus amounts transferred to the Loan Division as a result of any loans which are allocated to the Variable Division during the current Valuation Period; minus
     f) The portion of the monthly deduction allocated to the Variable Division, if a Monthly Processing Date occurs during the current Valuation Period.

ACCOUNT VALUE OF THE GUARANTEED INTEREST DIVISION

On Valuation Dates after the Investment Date, your Account Value of the Guaranteed Interest Division is calculated as follows:

     a) The Account Value of the Guaranteed Interest Division at the end of the preceding Valuation Period plus interest at the declared rate credited during the current Valuation Period; plus
     b) Any additional Net Premiums allocated to the Guaranteed Interest Division plus interest credited to these premiums during the current Valuation Period; plus
     c) Any account Value transferred to or minus any Account Value transferred from the Guaranteed Interest Division during the current Valuation Period (including the applicable portion of any transfer fee); minus
     d) Any Partial Withdrawals taken and any applicable withdrawal service fees which are allocated to the Guaranteed Interest Division during the current Valuation Period; plus
     e) Any amounts released from the Loan Division as a result of a loan or loan interest payment, or minus amounts transferred to the Loan division as a result of any loans which are allocated to the Guaranteed Interest Division during the current Valuation Period; minus
     f) The portion of the monthly deduction allocated to the division, if a Monthly Processing Date occurs during the current Valuation Period.

ACCOUNT VALUE OF THE LOAN DIVISION

On Valuation Dates after the Investment Date, your Account Value of the Loan Division is equal to:

     a)  The Account Value of the Loan Division on the prior Valuation Date;
         plus
     b)  Any interest credited to the Loan Division during the Valuation
         Period; plus
     c)  An amount equal to any additional loans since the prior Valuation
         Date; minus
     d)  Any loan repayments, including payment of loan interest in cash; plus
     e) The amount of accrued loan interest if the Valuation Date is a policy anniversary; minus
     f) The amount of interest credited to the Loan Division during the year if the Valuation Date is a policy anniversary.

On policy anniversaries, any amount of interest credited to the Loan Division during the year is transferred from the Loan Division to the Variable Account and Guaranteed Interest Divisions according to your premium allocation then in effect.



Form 2503 (VUL)-6/98

                          MONTHLY DEDUCTION AND REFUND

MONTHLY DEDUCTION

The monthly deduction is equal to:

     a)  the cost of insurance charges for this policy; plus
     b) the monthly charges for any other additional benefits provided by rider; plus
     c)  the monthly expense charges shown in the Schedule.

The monthly deductions are allocated to the divisions of the Variable Account and Guaranteed Interest Division in the same proportion that your Account Value in the division bears to your Net Account Value as of the Monthly Processing Date. This deduction is taken from your Account Value as of the Monthly Processing Date. After the policy anniversary nearest the Insured's 100/th/ birthday, no further monthly deductions will be made.

COST OF INSURANCE

The cost of insurance is determined on a monthly basis for each Segment. Such cost is the monthly cost of insurance rate for the insured's premium class for each Segment multiplied by the net amount at risk. The net amount at risk is
(a) minus (b) where:

     a) is the Base Death Benefit for all Segments as of the Monthly Processing Date after the monthly deductions (other than cost of insurance charges for the Base Death Benefit, any Adjustable Term Insurance Rider and any Waiver of Monthly Deductions Rider), divided by 1 plus the monthly equivalent of the guaranteed interest rate for the Guaranteed Interest Division as shown in the Schedule; and
     b) is your Account Value as of the Monthly Processing Date after the monthly deductions (other than the cost of insurance for the Base Death Benefit, any Adjustable Term Insurance Rider and any Waiver of Monthly Deduction Rider).

The cost of insurance rates will be determined by us from time to time. They will be based on the sex and age as of the effective date of coverage, the duration since the coverage began and the premium class. Any change in rates will apply to all individuals of the same premium class and whose policies have been in effect for the same length of time. The rates will never exceed those rates shown in the Table of Guaranteed Rates in the Schedule as adjusted for any special premium class.

Each time there is a new Segment, the net amount at risk will be allocated to each Segment in the same proportion that Segment bears to the Stated Death Benefit. Different rates will apply to each Segment depending upon the premium class, the age as of the effective date of the increase and the duration since the effective date of the increase.

PERSISTENCY REFUND

Each month, we will credit your Net Account Value with a persistency refund for each Segment of the Stated Death Benefit which remains in force after its 10/th/ Segment year. (Such a Segment is referred to as a qualifying segment.) The total monthly refund is equal to .006 times the Account Value allocated to the Divisions of the Variable Account and the Loan Division times the sum of the persistency factors for the qualifying segments. The persistency factor for a qualifying segment equals: the qualifying segment's Guideline Annual Premium multiplied by the number of years the qualifying segment has been in force, divided by the sum of the Guideline Annual Premium for each qualifying and non-qualifying segment multiplied by the number of years such segment has been in force.

The persistency refund will be added to the Divisions of the Variable Account and the Guaranteed Interest Division in the same proportion that your


Form 2503 (VUL)-6/98

Account Value in each division bears to your Net Account Value as of the Monthly Processing Date.

                                LOAN PROVISIONS
POLICY LOANS

You may obtain a policy loan after the first policy anniversary. The maximum amount you may borrow at any time equals the Net Account Value on the date of the loan request less all monthly deductions to the next policy anniversary. The policy loan is a first lien on your policy. The minimum amount you may borrow is shown in the Schedule. The outstanding policy loan amount is equal to the loan amount as of the beginning of the policy year plus new loans and minus loan repayments, plus accrued interest.

LOAN INTEREST

The annual policy loan interest rate is shown in the Schedule. If a loan is made, interest is due and payable at the end of the policy year. Thereafter, interest on the loan amount is due annually at the end of each policy year until the loan is repaid. If interest is not paid when due, it is added to the Policy Loan.

If the Policy Loan amount plus any accrued interest equals or exceeds the Account Value, a premium sufficient to keep this policy in force must be paid as provided in the Grace Period provision.

LOAN DIVISION

When a Policy Loan is taken or when interest is not paid in cash when due, an amount equal to the loan (or unpaid loan interest, respectively) is transferred from the divisions of the Variable Account and the Guaranteed Interest Division to the Loan Division to secure the loan. This amount will be deducted from the divisions of the Variable Account and the Guaranteed Interest Division in the same proportion that your Account Value in each division bears to your Net Account Value as of the date the transfer is effective unless otherwise specified in your instructions to us. Your Account Value in the Loan Division will be credited with interest at the interest rate for the Loan Division shown in the Schedule.

When a loan repayment is made an amount equal to the repayment is transferred from the Loan Division to the Guaranteed Interest Division and the divisions of the Variable Account in the same proportion as your current premium allocation unless you request a different allocation.

                         PARTIAL WITHDRAWAL PROVISIONS

You may apply for a partial withdrawal of your Account Value on any Monthly Processing Date after the first policy anniversary by writing to us at our Customer Service Center. The minimum and maximum partial withdrawal amounts are shown in the Schedule. When a partial withdrawal is made, the amount of the withdrawal plus a service fee is deducted from your Account Value. The amount of the service fee is shown in the Schedule. We limit the number of partial withdrawals in a policy year and this number is shown in the Schedule.

The Stated Death Benefit is not reduced by a partial withdrawal taken when the Base Death Benefit has been increased to qualify your policy as life insurance under the Internal Revenue Code and the amount withdrawn is no greater than that which reduces your Account Value to the level which no longer requires the Base Death Benefit to be increased for Internal Revenue Code purposes.

For a policy under an Option 1 death benefit, the Stated Death Benefit is not reduced by a partial withdrawal in the circumstances described above. In addition, if no more than 15 years have elapsed since the policy date and the insured is not yet age 81, a partial withdrawal of an amount up to



Form 2503 (VUL)-6/98

10% of your Account Value or, if greater, 5% of the Stated Death Benefit, calculated immediately before the partial withdrawal is taken will not reduce the Stated Death Benefit. Any additional amount withdrawn reduces your Stated Death Benefit by that additional amount.

For a policy under an Option 2 death benefit, a partial withdrawal does not reduce your Stated Death Benefit.

Any reduction in death benefit or Account Value will occur as of the date the partial withdrawal occurs. No partial withdrawal will be allowed if the Stated Death Benefit remaining in force after any such partial withdrawal would be reduced below the lesser of the Initial Stated Death Benefit or $50,000.

For a policy under an Option 2 death benefit, a partial withdrawal generally reduces the Base Death Benefit by the amount of the withdrawal. Under any death benefit option, if the Base Death Benefit has been increased in order to qualify your policy as a life insurance contract under the Internal Revenue Code, the partial withdrawal reduces the Base Death Benefit by an amount greater than the withdrawal.

You may specify how much of the withdrawal you wish taken from each division of the Variable Account or from the Guaranteed Interest Division. You may not withdraw from the Guaranteed Interest division more than the total withdrawal times the ratio of your Account Value in the Guaranteed Interest Division to your Net Account Value immediately prior to the withdrawal. Unless you indicate otherwise, we will make the withdrawal from the amounts in the Guaranteed Interest Division and the divisions of the Variable Account in the same proportion that your Account Value in each division bears to your Net Account Value immediately prior to the withdrawal. The withdrawal service fee is deducted from each Variable Division and the Guaranteed Interest Division in the same proportion that your Account Value of each division bears to your Net Account Value immediately after the withdrawal.

We may send you a new Schedule to reflect the effect of the withdrawal if there is any change to the Stated Death Benefit. We may ask you to return your policy to our Customer Service Center to make this change. The withdrawal and the reductions in death benefits will be effective as of the Valuation Date after we received your request.

                              SURRENDER PROVISIONS

SURRENDER VALUE

The Net Cash Surrender Value on any date will be your Account Value plus any refund of sales load due and minus any Policy Loan including accrued but unpaid loan interest.

BASIS OF COMPUTATIONS

The Cash Surrender Value under the policy is not less than the minimum required as of the policy date by the state in which your policy was delivered. A detailed statement of the method of computation of policy values under the policy has been filed with the insurance department of the state in which the policy was delivered, if required.

FULL SURRENDERS

You may surrender your policy after the Right to Examine Period or at any time during the lifetime of the insured and receive the net Cash Surrender Value. We will compute the Net Cash Surrender Value as of the next Valuation Date after we receive both your request and the policy at our Customer Service Center. This policy will be canceled as of the date we receive your request, and there will be no further benefits under this policy.



Form 2503 (VUL)-6/98

If you surrender your policy within the first two policy years but after the Right to Examine Policy Period has ended, the Net Cash Surrender Value will include a refund of a portion of the sales load which was previously deducted from your premiums paid. In the first policy year, the refund is equal to 5% of the premium paid. In the second year, the refund is equal to 2.5% of the premium paid in the first policy year.

             GRACE PERIOD, TERMINATION AND REINSTATEMENT PROVISIONS

GRACE PERIOD

If the following three conditions occur on a Monthly Processing Date, the policy will enter into the 61 day grace period:

     a)  The Net Cash Surrender Value is zero or less, and
     b) The three year continuation period described below has expired or the required premium for the three year continuation period has not been paid, and
     c)  the guarantee period defined below has expired or been terminated.

We will give you a 61 day grace period from this Monthly Processing Date to make the required premium payment. The required premium payment then due must be paid to keep the policy in force. If this amount is not received in full by the end of the grace period, the policy will lapse without value. The required premium payment will be equal to past due charges plus an amount we expect to be sufficient to keep the policy and any riders in force for 2 months following the receipt of the required premium payment. If we receive at least the required premium payment during the grace period we will make deductions from the Net Premium payment for the past due amounts and apply any remaining amount as premium to the policy.

Notice of the amount of the required premium payment will be mailed to you or any assignee at the last known address at least 30 days before the end of the grace period. If the insured dies during the grace period, we will deduct any overdue monthly deductions from the death proceeds of the policy.

THREE YEAR CONTINUATION PERIOD

During the first 3 policy years, your policy will remain in force regardless of the Net Account Value, if, on a Monthly Processing Date, the sum of your premiums paid minus the sum of your partial withdrawals, policy loans and accrued but unpaid policy loan interest is not less than the sum of the applicable minimum monthly premiums for each policy month starting with the first policy month to and including the policy month which begins on the current Monthly Processing Date. Each minimum monthly premium equals 1/12 of the minimum annual premium. The minimum annual premium is shown in the Schedule.
We use this premium for each policy month until the effective date of a change in the Stated Death Benefit. If there is a change, the new Schedule will show the applicable minimum annual premium for subsequent policy years during the 3 year period.


Form 2503 (VUL)-6/98

GUARANTEE PERIOD

The policy will not terminate during the guarantee period even if the Net Account Value is zero except as provided below.

Each monthly guarantee period premium equals 1/12 of the guarantee period annual premium. The guarantee period annual premium is shown in the Schedule. We use this premium for each policy year until the effective date of a change in the Stated Death Benefit. If there is a change, a new Schedule will show the applicable minimum guarantee period annual premium for subsequent policy years.

The guarantee period will expire on the later of the 10/th/ policy anniversary or the policy anniversary nearest the Insured's 65/th/ birthday. The guarantee period will terminate prior to the guarantee period expiration date if, on any Monthly Processing Date:

     a) the actual premiums paid, minus the amount of any partial withdrawals and any policy loan including accrued but unpaid interest are less than
     b) the sum of the guarantee monthly premiums for each policy month starting with the first policy month to and including the policy month that begins on the current Monthly Processing Date.

The guarantee period will also terminate if your Account Value, on any Monthly Processing Date, is not diversified according to the following rules:

     a) No more than 35% of your Net Account Value may be invested in any one division; and
     b)  Your Net Account Value must be invested in at least 5 divisions.

You will satisfy these diversification requirements if: (i) you are participating in the automatic rebalancing feature defined in and governed by the policy prospectus in effect on the policy effective date and your automatic rebalancing allocations comply with the diversifications specified above; or
(ii) you elect dollar cost averaging and direct the resulting transfers into at least four other divisions with no more than 35% of any transfer being to any one division.

TERMINATION

All coverage provided by this policy will end as of the earliest of:

     a)  The date the policy is surrendered;
     b)  The date of death of the insured; or
     c)  The date the grace period ends without payment of the required premium.

REINSTATEMENT

The policy may be reinstated within five years after the beginning of the grace period. The reinstatement will be effective as of the Monthly Processing Date on or next following the date we approve your written application.

We will reinstate the policy and any riders if the following conditions are met:

     a)  You have not surrendered the policy for its Net Cash Surrender Value;
     b) You submit evidence satisfactory to us that the insured and those insured under any riders are still insurable according to our normal rules of underwriting for this type of policy; and


Form 2503 (VUL)-6/98

     c) We receive payment of the amount of premium sufficient to keep the policy and any riders in force from the beginning of the grace period to the end of the expired grace period and for 2 months after the date of reinstatement. We will let you know, at the time you request reinstatement, the amount of premium needed for this purpose.

We will reinstate any policy loan, with accrued loan interest to the end of the grace period, which existed when coverage ended.

Upon reinstatement, the Net Premium received minus past due amounts will be allocated to the Divisions of the Variable Account and the Guaranteed Interest Division according to the premium allocation percentages in effect at the start of the grace period or as directed by you in writing at the time of reinstatement.

DEFERRAL OF PAYMENT

Requests for transfers, withdrawals, payment of proceeds for a full surrender will be mailed within 7 days of receipt of the request in a form acceptable to us. However, we may postpone the processing of any such Variable Account transactions for any of the following reasons:

     a)  The NYSE is closed, other than customary weekend and holiday closings.
     b)  Trading on the NYSE is restricted by the SEC.
     c) The SEC declares that an emergency exists as a result of which disposal of securities in the Variable Account is not reasonably practicable to determine your Account Value in the divisions.
     d) A governmental body having jurisdiction over the Variable Account by order permits such suspension.

Rules and regulations of the SEC, if any, are applicable and will govern as to whether conditions described in (b), (c), or (d) exist.

Death proceeds will be paid within 7 days of determination of the proceeds and are not subject to deferment. We may defer for up to 6 months payment of any surrender proceeds, withdrawal or loan amounts from the Guaranteed Interest Division.

                           GENERAL POLICY PROVISIONS

THE POLICY

The policy, including the original application and applications for an increase, riders, endorsements, any Schedule pages, and any reinstatement applications make up the entire contract between you and us. A copy of the original application will be attached to the policy at issue. A copy of any application as well as a new Schedule will be attached or furnished to you for attachment to the policy at the time of any change in coverage. In the absence of fraud, all statements made in any application will be considered representations and not warranties. No statement will be used to deny a claim unless it is in an application.

AGE

The policy is issued at the age shown in the Schedule. This is the insured's age nearest birthday on the policy date. The insured's age at any time is the age shown in the Schedule increased by the number of completed policy years.


Form 2503 (VUL)-6/98

PROCEDURES

We must receive any election, designation, assignment or any other change request you make in writing, except those specified on the application. It must be in a form acceptable to us. We may require a return of the policy for any change or for a full surrender. We are not liable for any action we take before we receive and record the written request at our Customer Service Center.

In the event of the death of the insured, please let us or our agent know as soon as possible. Claim procedure instructions will be sent to the beneficiary immediately. We may require proof of age and a certified copy of the death certificate. We may require the beneficiary and next of kin to sign authorizations as part of due proof. These authorization forms allow us to obtain information about the insured, including, but not limited to, medical records of physicians and hospitals used by the insured.

OWNERSHIP

The original owner is the person named as the owner in the application. You, as the owner, can exercise all rights and receive the benefits during the insured's life. This includes the right to change the owner, beneficiaries, and methods for the payment of proceeds. All rights of the owner are subject to the rights of any assignee and any irrevocable beneficiary.

You may name a new owner by sending written notice to us. The effective date of the change to the new owner will be the date you sign the notice. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center.

BENEFICIARIES

The primary beneficiary surviving the insured will receive any death proceeds which become payable. Surviving contingent beneficiaries are paid death proceeds only if no primary beneficiary has survived the insured. If more than one beneficiary in a class survives the insured, they will share the death proceeds equally, unless your designation provides otherwise. If there is no designated beneficiary surviving, you or your estate will be paid the death proceeds. The beneficiary designation will be on file with us or at a location designated by us. While you are living, you may name a new beneficiary. The effective date of the change will be the date the request was signed. We will pay proceeds to the most recent beneficiary designation on file. We will not be subject to multiple payments.

EXCHANGE RIGHT

If, for any reason within the first 2 policy years, you want to exchange this policy for a policy in which values do not vary with the investment experience of the Variable Account, we will exchange this policy. This transfer will not be subject to the excess transfer charge. The exchange will be implemented by transferring your Account Value in all the Divisions of the Variable Account to the Guaranteed Interest Division and removing your future right to choose to allocate funds to the divisions of the Variable Account. We will require a return of this policy before this change will be processed.

COLLATERAL ASSIGNMENT

You may assign this policy as collateral security by written notice to us. Once it is recorded with us, the rights of the owner and beneficiary are subject to the assignment. It is your responsibility to make sure the assignment is valid.

INCONTESTABILITY
After this policy has been in force during the insured's life for 2 years from the policy date, we will not contest the statements in the application attached at issue.


Form 2503 (VUL)-6/98

After this policy has been in force during the insured's life for 2 years from the effective date of any new Segment or of an increase in any other benefit with respect to the insured, we will not contest the statements in the application for the new Segment or other increase.

After this policy has been in force during the insured's life for 2 years from the effective date of any reinstatement, we will not contest the statements in the application for such reinstatement.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the insured has been misstated, the death benefit will be adjusted. The death benefit will be that which the cost of insurance which was deducted from your Account Value on the last Monthly Processing Date prior to the death of the insured would have purchased for the insured's correct age and sex.

SUICIDE EXCLUSION

If the insured commits suicide, while sane or insane, within 2 years of the policy date, we will make a limited payment to the beneficiary. We will pay in one sum the amount of all premiums paid to us during that time, minus any outstanding policy loan (including accrued but unpaid interest) and partial withdrawals. If the insured commits suicide, while sane or insane, within 2 years of the effective date of a new Segment or of an increase in any other benefit, we will make a limited payment to the beneficiary for the new Segment or other increase. This payment will equal the cost of insurance and any applicable monthly expense charges deducted for such increase.

PERIODIC REPORTS

We will send you at least once each year a report which shows the current Account Value, Cash Surrender Value and premium paid since the last report. The report will also show the allocation of your Account Value as of the date of the report and the amounts added to or deducted from your Account Value of each division since the last report. The report will include any other information that may be currently required by the Insurance supervisory official of the jurisdiction in which this policy is delivered.

ILLUSTRATION OF BENEFITS AND VALUES

We will send you, upon written request, a hypothetical illustration of future death benefits and Account Values. This illustration will include the information as required by the laws or regulations where this policy is delivered. If you request more than one illustration during a policy year, we will charge a reasonable fee for each additional illustration. The maximum amount of this fee is shown in the Schedule.

NONPARTICIPATING

The policy does not participate in our surplus earnings.

CUSTOMER SERVICE CENTER

Our Customer Service Center is at the address shown in the Schedule. Unless you are otherwise notified:

     a) All requests and payments should be sent to us at our Customer Service Center; and
     b) All transactions are effective as of the Valuation Date the required information is received at our Customer Service Center.


Form 2503 (VUL)-6/98

                         PAYOUTS OTHER THAN AS ONE SUM

ELECTION

During the insured's lifetime, you may elect that the beneficiary receive the proceeds upon death of the insured other than in one sum. If you have not made an election, the beneficiary may do so within 60 days after We receive due proof satisfactory to us of the insured's death. You may also elect to take the Net Cash Surrender Value of the policy upon its surrender other than in one sum. Satisfactory written request must be received at our Customer Service Center before payment can be made. A payee that is not a natural person may not be named without our consent. The various methods of settlement are shown below.

PAYOUT OPTIONS

OPTION I. PAYOUTS FOR A DESIGNATED PERIOD. Payouts will be made in 1, 2, 4, or 12 installments per year as elected for a designated period, which may be 5 to 30 years. The installment dollar amounts will be equal except for any excess interest as described below. The amount of the first monthly payout for each $1,000 of Account Value applied is shown in Settlement Option Table I.

OPTION II. LIFE INCOME WITH PAYOUTS FOR DESIGNATED PERIOD. Payouts will be made in 1, 2, 4, or 12 installments per year throughout the payee's lifetime, or if longer, for a period of 5, 10, 15 or 20 years as elected. The installment dollar amounts will be equal except for any excess interest, as described below. The amount of the first monthly payout for each $1,000 of Account Value applied is shown in Settlement Option Table II. This option is not available for ages not shown in the Table.

OPTION III. HOLD AT INTEREST. Amounts may be left on deposit with us to be paid upon the death of the payee or at any earlier date elected. Interest on any unpaid balance will be at the rate declared by us or at any higher rate required by law. Interest may be accumulated or paid in 1, 2, 4, or 12 installments per year, as elected. Money may not be left on deposit for more than 30 years.

OPTION IV. PAYOUTS OF A DESIGNATED AMOUNT. Payouts will be made until proceeds, together with interest, which will be at the rate declared by us or at any higher rate required by law, are exhausted. Payouts will be made in 1, 2, 4, or 12 equal installments per year, as elected.

OPTION V. OTHER. Settlement may be made in any other manner as agreed upon in writing between you (or the beneficiary) and us.

CHANGE AND WITHDRAWAL

You may change an election at any time before the death of the insured or maturity of the policy. If you have given the beneficiary the right to make changes or withdrawals, or if the beneficiary has elected the option, the beneficiary (as primary payee) may take the actions below.

     a) Changes may be made from Payout Options I, III, and IV to another option.
     b) Full withdrawals may be made under Payout Option III or IV. Partial Withdrawals of not less than $300 may be made under Payout Option III.
     c) Remaining installments under Payout Option I may be commuted at 3 1/2% interest and received in one sum.
     d)  Changes in any contingent payee designation may be made.

A written request must be sent to our Customer Service Center in writing to make a change or withdrawal. We also may require that you send in the Supplemental Policy. We may defer payment of commuted and withdrawable amounts for a period up to 6 months.


Form 2503 (VUL)-6/98

EXCESS INTEREST

If we declare that payout options are to be credited with an interest rate above that guaranteed, it will apply to Payout Options I, II, III, and IV. The crediting of excess interest for one period does not guarantee the higher rate for other periods. Any declared interest rate will be in effect for at least 12 months.

MINIMUM AMOUNTS

The minimum amount which may be applied under any option is $2,000. If the payments to the payee are ever less than $20, we may change the frequency of payments so as to result in payments of at least that amount.

SUPPLEMENTARY POLICY

When an option becomes effective, the policy will be surrendered in exchange for a Supplementary Policy. It will provide for the manner of settlement and rights of the payees. The Supplementary Policy's effective date will be the date of the insured's death or the date of other settlement. The first payment under Options I, II, and IV will be payable as of the effective date. The first interest payment under Option III will be made as of the end of the interest payment period elected. Subsequent payments will be made in accordance with the frequency of payment elected. The Supplementary Policy may not be assigned or payments made to another without our consent.

INCOME PROTECTION

Unless otherwise provided in the election, a payee does not have the right to commute, transfer or encumber amounts held or installments to become payable. To the extent provided by law, the proceeds, amount retained, and installments are not subject to any payee's debts, policies, or engagements.

DEATH OF PRIMARY PAYEE

Upon the primary payee's death, any payments certain under Option I or II, interest payments under Option III, or payments under Option IV will be continued to the contingent payee. Or, amounts may be released in one sum if permitted by the policy. The final payee will be the estate of the last to die of the primary payee and any contingent payee.

PAYMENTS OTHER THAN MONTHLY

The tables which follow show monthly installments for Options I and II. To arrive at annual, semiannual, or quarterly payments, multiply the appropriate figures by 11.813, 5.957 or 2.991 respectively. Factors for other periods certain or for other options which may be provided by mutual agreement will be provided upon reasonable request.



Form 2503 (VUL)-6/98

                           SETTLEMENT OPTION TABLES


                           SETTLEMENT OPTION TABLE I

                         (Per $1,000 of Net Proceeds)


-------------------------------------------------------------------------------------------------------------
           NO. OF                MONTHLY                    NO. OF                       MONTHLY
        YEARS PAYABLE          INSTALLMENTS              YEARS PAYABLE                 INSTALLMENTS
-------------------------------------------------------------------------------------------------------------
             1                   $84.65                       16                          6.76
-------------------------------------------------------------------------------------------------------------
             2                    43.05                       17                          6.47
-------------------------------------------------------------------------------------------------------------
             3                    29.19                       18                          6.20
-------------------------------------------------------------------------------------------------------------
             4                    22.27                       19                          5.97
-------------------------------------------------------------------------------------------------------------
             5                    18.12                       20                          5.75
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
             6                    15.35                       21                          5.56
-------------------------------------------------------------------------------------------------------------
             7                    13.38                       22                          5.39
-------------------------------------------------------------------------------------------------------------
             8                    11.90                       23                          5.24
-------------------------------------------------------------------------------------------------------------
             9                    10.75                       24                          5.09
-------------------------------------------------------------------------------------------------------------
             10                    9.83                       25                          4.96
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
             11                    9.09                       26                          4.84
-------------------------------------------------------------------------------------------------------------
             12                    8.46                       27                          4.73
-------------------------------------------------------------------------------------------------------------
             13                    7.94                       28                          4.63
-------------------------------------------------------------------------------------------------------------
             14                    7.49                       29                          4.53
-------------------------------------------------------------------------------------------------------------
             15                    7.10                       30                          4.45
-------------------------------------------------------------------------------------------------------------


Form 2503 (VUL)-6/98

                          SETTLEMENT OPTION TABLE II
                                     MALE

------------------------------------------------------------------------------------------------------------------------------------

                                                   ( Per $1,000 of Net Proceeds)
------------------------------------------------------------------------------------------------------------------------------------

   Age of Payee                      Monthly                           Age of Payee                       Monthly
    Nearest                        Installment                           Nearest                        Installment
Birthday When First                                                  Birthday When First
  Installment is                                                       Installment is
     Payable                                                              Payable
------------------------------------------------------------------------------------------------------------------------------------

                     5 Years       10 Years     15 Years    20 Years                     5 Years    10 Years   15 Years  20 Years
        Male         Certain       Certain      Certain     Certain          Male        Certain    Certain    Certain   Certain

------------------------------------------------------------------------------------------------------------------------------------


        15            3.28          3.28         3.27        3.27             41           4.01       4.00       3.97      3.94

------------------------------------------------------------------------------------------------------------------------------------

        16            3.29          3.29         3.29        3.28             42           4.06       4.04       4.01      3.98

------------------------------------------------------------------------------------------------------------------------------------

        17            3.31          3.31         3.30        3.30             43           4.11       4.09       4.06      4.02

------------------------------------------------------------------------------------------------------------------------------------

        18            3.32          3.32         3.32        3.32             44           4.16       4.14       4.11      4.06

------------------------------------------------------------------------------------------------------------------------------------

        19            3.34          3.34         3.34        3.33             45           4.22       4.20       4.16      4.11

------------------------------------------------------------------------------------------------------------------------------------

        20            3.36          3.36         3.35        3.35             46           4.28       4.25       4.21      4.16

------------------------------------------------------------------------------------------------------------------------------------

        21            3.38          3.38         3.37        3.37             47           4.34       4.31       4.27      4.21

------------------------------------------------------------------------------------------------------------------------------------

        22            3.40          3.40         3.39        3.39             48           4.41       4.38       4.33      4.26

------------------------------------------------------------------------------------------------------------------------------------

        23            3.42          3.42         3.41        3.41             49           4.48       4.44       4.39      4.31

------------------------------------------------------------------------------------------------------------------------------------

        24            3.44          3.44         3.43        3.43             50           4.55       4.51       4.45      4.36

------------------------------------------------------------------------------------------------------------------------------------

        25            3.46          3.46         3.45        3.45             51           4.62       4.58       4.52      4.42

------------------------------------------------------------------------------------------------------------------------------------

        26            3.49          3.48         3.48        3.47             52           4.70       4.66       4.58      4.48

------------------------------------------------------------------------------------------------------------------------------------

        27            3.51          3.51         3.50        3.49             53           4.79       4.74       4.65      4.54

------------------------------------------------------------------------------------------------------------------------------------

        28            3.54          3.53         3.53        3.52             54           4.88       4.82       4.73      4.60

------------------------------------------------------------------------------------------------------------------------------------

        29            3.56          3.56         3.55        3.54             55           4.97       4.91       4.80      4.66

------------------------------------------------------------------------------------------------------------------------------------

        30            3.59          3.59         3.58        3.57             56           5.07       5.00       4.88      4.72

------------------------------------------------------------------------------------------------------------------------------------

        31            3.62          3.62         3.61        3.60             57           5.17       5.10       4.97      4.78

------------------------------------------------------------------------------------------------------------------------------------

        32            3.65          3.65         3.64        3.62             58           5.29       5.20       5.05      4.85

------------------------------------------------------------------------------------------------------------------------------------

        33            3.68          3.68         3.67        3.65             59           5.41       5.31       5.14      4.91

------------------------------------------------------------------------------------------------------------------------------------

        34            3.72          3.71         3.70        3.68             60           5.53       5.42       5.23      4.97

------------------------------------------------------------------------------------------------------------------------------------

        35            3.75          3.75         3.73        3.72             61           5.67       5.54       5.33      5.04

------------------------------------------------------------------------------------------------------------------------------------

        36            3.79          3.78         3.77        3.75             62           5.81       5.67       5.42      5.10

------------------------------------------------------------------------------------------------------------------------------------

        37            3.83          3.82         3.81        3.78             63           5.97       5.80       5.52      5.16

------------------------------------------------------------------------------------------------------------------------------------

        38            3.87          3.86         3.85        3.82             64           6.13       5.94       5.62      5.22

------------------------------------------------------------------------------------------------------------------------------------

        39            3.92          3.90         3.89        3.86             65           6.31       6.08       5.72      5.28

------------------------------------------------------------------------------------------------------------------------------------

        40            3.96          3.95         3.93        3.90
------------------------------------------------------------------------------------------------------------------------------------



Form 2503 (VUL)-6/98

                        SETTLEMENT OPTION TABLE II/MALE
                                  (Continued)


------------------------------------------------------------------------------------------------------------------------------------

                                                   ( Per $1,000 of Net Proceeds)
------------------------------------------------------------------------------------------------------------------------------------

   Age of Payee                                                        Age of Payee
 Nearest Birthday                                                    Nearest Birthday
   When First                   Monthly Installment                     When First                   Monthly Installment
  Installment is                                                       Installment is
     Payable                                                              Payable
------------------------------------------------------------------------------------------------------------------------------------

                     5 Years       10 Years     15 Years    20 Years                     5 Years    10 Years   15 Years  20 Years
        Male         Certain       Certain      Certain     Certain          Male        Certain    Certain    Certain   Certain

------------------------------------------------------------------------------------------------------------------------------------


        66            6.49          6.23         5.82        5.33             91          14.64       9.64       7.09      5.75
------------------------------------------------------------------------------------------------------------------------------------

        67            6.69          6.38         5.92        5.38             92          15.00       9.68       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        68            6.90          6.54         6.02        5.43             93          15.34       9.72       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        69            7.12          6.71         6.12        5.48             94          15.68       9.75       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        70            7.35          6.87         6.21        5.52             95          16.00       9.78       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        71            7.60          7.05         6.30        5.55             96          16.30       9.80       7.10
------------------------------------------------------------------------------------------------------------------------------------

        72            7.86          7.22         6.39        5.59             97          16.59       9.81       7.10
------------------------------------------------------------------------------------------------------------------------------------

        73            8.13          7.40         6.47        5.62             98          16.86       9.82       7.10
------------------------------------------------------------------------------------------------------------------------------------

        74            8.42          7.57         6.55        5.64             99          17.11       9.83       7.10
------------------------------------------------------------------------------------------------------------------------------------

        75            8.72          7.75         6.62        5.66            100          17.33       9.83       7.10
------------------------------------------------------------------------------------------------------------------------------------

        76            9.04          7.92         6.69        5.68            101          17.53       9.83
------------------------------------------------------------------------------------------------------------------------------------

        77            9.37          8.09         6.75        5.70            102          17.69       9.83
------------------------------------------------------------------------------------------------------------------------------------

        78            9.72          8.26         6.81        5.71            103          17.82       9.83
------------------------------------------------------------------------------------------------------------------------------------

        79           10.08          8.42         6.86        5.72            104          17.92       9.83
------------------------------------------------------------------------------------------------------------------------------------

        80           10.44          8.57         6.90        5.73            105          18.00       9.83
------------------------------------------------------------------------------------------------------------------------------------

        81           10.82          8.71         6.94        5.74            106          18.05
------------------------------------------------------------------------------------------------------------------------------------

        82           11.21          8.85         6.97        5.74            107          18.08
------------------------------------------------------------------------------------------------------------------------------------

        83           11.59          8.97         7.00        5.75            108          18.10
------------------------------------------------------------------------------------------------------------------------------------

        84           11.99          9.09         7.02        5.75            109          18.11
------------------------------------------------------------------------------------------------------------------------------------

        85           12.38          9.20         7.04        5.75            110          18.11
------------------------------------------------------------------------------------------------------------------------------------

        86           12.76          9.29         7.05        5.75
------------------------------------------------------------------------------------------------------------------------------------

        87           13.15          9.38         7.07        5.75
------------------------------------------------------------------------------------------------------------------------------------

        88           13.53          9.46         7.08        5.75
------------------------------------------------------------------------------------------------------------------------------------

        89           13.91          9.53         7.08        5.75
------------------------------------------------------------------------------------------------------------------------------------

        90           14.28          9.59         7.09        5.75
------------------------------------------------------------------------------------------------------------------------------------


Form 2503 (VUL)-6/98

                           SETTLEMENT OPTION TABLE II
                                     FEMALE

------------------------------------------------------------------------------------------------------------------------------------

                                                   ( Per $1,000 of Net Proceeds)
------------------------------------------------------------------------------------------------------------------------------------

   Age of Payee                      Monthly                           Age of Payee                       Monthly
    Nearest                        Installment                           Nearest                        Installment
Birthday When First                                                  Birthday When First
  Installment is                                                       Installment is
     Payable                                                              Payable
------------------------------------------------------------------------------------------------------------------------------------

                     5 Years       10 Years     15 Years    20 Years                     5 Years    10 Years   15 Years  20 Years
      Female         Certain       Certain      Certain     Certain        Female        Certain    Certain    Certain   Certain

------------------------------------------------------------------------------------------------------------------------------------


        20            3.26          3.26         3.26        3.25             41           3.76       3.76       3.75      3.73
------------------------------------------------------------------------------------------------------------------------------------

        21            3.27          3.27         3.27        3.27             42           3.80       3.80       3.78      3.77
------------------------------------------------------------------------------------------------------------------------------------

        22            3.29          3.29         3.29        3.28             43           3.84       3.84       3.82      3.81
------------------------------------------------------------------------------------------------------------------------------------

        23            3.31          3.30         3.30        3.30             44           3.88       3.88       3.86      3.84
------------------------------------------------------------------------------------------------------------------------------------

        24            3.32          3.32         3.32        3.32             45           3.93       3.92       3.91      3.88
------------------------------------------------------------------------------------------------------------------------------------

        25            3.34          3.34         3.34        3.33             46           3.98       3.97       3.95      3.92
------------------------------------------------------------------------------------------------------------------------------------

        26            3.36          3.36         3.35        3.35             47           4.03       4.02       4.00      3.97
------------------------------------------------------------------------------------------------------------------------------------

        27            3.38          3.38         3.37        3.37             48           4.08       4.07       4.05      4.01
------------------------------------------------------------------------------------------------------------------------------------

        28            3.40          3.40         3.39        3.39             49           4.13       4.12       4.10      4.06
------------------------------------------------------------------------------------------------------------------------------------

        29            3.42          3.42         3.41        3.41             50           4.19       4.18       4.15      4.11
------------------------------------------------------------------------------------------------------------------------------------

        30            3.44          3.44         3.43        3.43             51           4.25       4.24       4.21      4.16
------------------------------------------------------------------------------------------------------------------------------------

        31            3.46          3.46         3.46        3.45             52           4.32       4.30       4.26      4.21
------------------------------------------------------------------------------------------------------------------------------------

        32            3.49          3.48         3.48        3.48             53           4.38       4.36       4.33      4.27
------------------------------------------------------------------------------------------------------------------------------------

        33            3.51          3.51         3.51        3.50             54           4.46       4.43       4.39      4.32
------------------------------------------------------------------------------------------------------------------------------------

        34            3.54          3.54         3.53        3.52             55           4.53       4.51       4.46      4.38
------------------------------------------------------------------------------------------------------------------------------------

        35            3.57          3.56         3.56        3.55             56           4.61       4.58       4.53      4.44
------------------------------------------------------------------------------------------------------------------------------------

        36            3.60          3.59         3.59        3.58             57           4.70       4.66       4.60      4.51
------------------------------------------------------------------------------------------------------------------------------------

        37            3.63          3.62         3.62        3.61             58           4.79       4.75       4.68      4.57
------------------------------------------------------------------------------------------------------------------------------------

        38            3.66          3.65         3.65        3.64             59           4.88       4.84       4.76      4.64
------------------------------------------------------------------------------------------------------------------------------------

        39            3.69          3.69         3.68        3.67             60           4.99       4.93       4.84      4.70
------------------------------------------------------------------------------------------------------------------------------------

        40            3.73          3.72         3.71        3.70             61           5.09       5.03       4.93      4.77
------------------------------------------------------------------------------------------------------------------------------------



Form 2503 (VUL)-6/98

                       SETTLEMENT OPTION TABLE II/FEMALE
                                  (Continued)


------------------------------------------------------------------------------------------------------------------------------------

                                                   ( Per $1,000 of Net Proceeds)
------------------------------------------------------------------------------------------------------------------------------------

   Age of Payee                                                        Age of Payee
 Nearest Birthday                                                    Nearest Birthday
   When First                   Monthly Installment                     When First                   Monthly Installment
  Installment is                                                       Installment is
     Payable                                                              Payable
------------------------------------------------------------------------------------------------------------------------------------

                     5 Years       10 Years     15 Years    20 Years                     5 Years    10 Years   15 Years  20 Years
      Female         Certain       Certain      Certain     Certain        Female        Certain    Certain    Certain   Certain

------------------------------------------------------------------------------------------------------------------------------------


        62            5.21          5.14         5.02        4.84             87          12.36       9.22       7.04      5.75
------------------------------------------------------------------------------------------------------------------------------------

        63            5.33          5.25         5.12        4.91             88          12.81       9.32       7.06      5.75
------------------------------------------------------------------------------------------------------------------------------------

        64            5.46          5.37         5.21        4.98             89          13.25       9.41       7.07      5.75
------------------------------------------------------------------------------------------------------------------------------------

        65            5.60          5.50         5.31        5.05             90          13.67       9.48       7.08      5.75
------------------------------------------------------------------------------------------------------------------------------------

        66            5.75          5.63         5.42        5.12             91          14.07       9.55       7.09      5.75
------------------------------------------------------------------------------------------------------------------------------------

        67            5.91          5.77         5.53        5.19             92          14.45       9.61       7.09      5.75
------------------------------------------------------------------------------------------------------------------------------------

        68            6.08          5.91         5.63        5.25             93          14.81       9.66       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        69            6.26          6.07         5.74        5.32             94          15.16       9.70       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        70            6.46          6.23         5.86        5.37             95          15.49       9.73       7.10      5.75
------------------------------------------------------------------------------------------------------------------------------------

        71            6.67          6.40         5.97        5.43             96          15.80       9.76       7.10
------------------------------------------------------------------------------------------------------------------------------------

        72            6.89          6.58         6.08        5.48             97          16.11       9.79       7.10
------------------------------------------------------------------------------------------------------------------------------------

        73            7.13          6.76         6.18        5.52             98          16.40       9.80       7.10
------------------------------------------------------------------------------------------------------------------------------------

        74            7.39          6.95         6.29        5.57             99          16.68       9.82       7.10
------------------------------------------------------------------------------------------------------------------------------------

        75            7.67          7.14         6.39        5.60            100          16.95       9.82       7.10
------------------------------------------------------------------------------------------------------------------------------------

        76            7.96          7.34         6.48        5.63            101          17.20       9.83
------------------------------------------------------------------------------------------------------------------------------------

        77            8.28          7.54         6.57        5.66            102          17.43       9.83
------------------------------------------------------------------------------------------------------------------------------------

        78            8.61          7.74         6.65        5.68            103          17.62       9.83
------------------------------------------------------------------------------------------------------------------------------------

        79            8.97          7.94         6.72        5.70            104          17.78       9.83
------------------------------------------------------------------------------------------------------------------------------------

        80            9.34          8.13         6.79        5.71            105          17.91       9.83
------------------------------------------------------------------------------------------------------------------------------------

        81            9.73          8.32         6.84        5.72            106          18.00
------------------------------------------------------------------------------------------------------------------------------------

        82           10.14          8.50         6.89        5.73            107          18.06
------------------------------------------------------------------------------------------------------------------------------------

        83           10.57          8.67         6.94        5.74            108          18.09
------------------------------------------------------------------------------------------------------------------------------------

        84           11.01          8.83         6.97        5.74            109          18.11
------------------------------------------------------------------------------------------------------------------------------------

        85           11.46          8.97         7.00        5.75            110          18.11
------------------------------------------------------------------------------------------------------------------------------------

        86           11.91          9.10         7.02        5.75
------------------------------------------------------------------------------------------------------------------------------------


Form 2503 (VUL)-6/98

       THIS POLICY IS A FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFITS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THESE VALUES MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DEATH BENEFITS ARE PAYABLE BY US UPON THE DEATH OF THE INSURED. THERE IS NO MATURITY DATE. FLEXIBLE PREMIUMS ARE PAYABLE BY YOU DURING THE LIFETIME OF THE INSURED UNTIL THE POLICY ANNIVERSARY NEAREST THE INSURED'S 100/TH/ BIRTHDAY.






                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                                A Stock Company

                            CUSTOMER SERVICE CENTER
                 P.O. Box 173888  Denver, Colorado  80217-3888
                       Toll Free Number:  1(800) 848-6362



FORM 2503 (VUL) - 6/98